For more information, contact

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

West Coast Bancorp Reports Net Income of $5.7 Million for Fourth Quarter 2012 and $23.5 million for Full Year 2012

•	Net income for the fourth quarter 2012 was $5.7 million or $0.26 per diluted share and $6.5 million or $0.30 per diluted share excluding after-tax merger-related expenses*.

•	Fourth quarter 2012 return on average assets was .93% or 1.05% excluding after-tax merger-related expenses*.

•	Fourth quarter 2012 efficiency ratio, excluding merger-related expenses*, improved to 65.8% from 93.0% in the same quarter in 2011.

•	Full year 2012 pretax income was $35.8 million or $37.5 million excluding merger-related expenses*, which represented an increase of $24.0 million from $13.6 million in 2011.

•	On December 11, 2012, the Company declared a cash dividend of $.05 per common share, payable on January 31, 2013, to shareholders of record as of January 10, 2013, with Series B preferred shares participating on an as-converted basis.

•	On September 26, 2012, the Company announced an Agreement and Plan of Merger with Columbia Banking System, Inc. (“Columbia’), headquartered in Tacoma, Washington, with assets of $4.9 billion at December 31, 2012. The merger, for which the consideration consists of a combination of cash and Columbia common stock, is subject to customary closing conditions, including receipt of requisite shareholder and regulatory approvals.

Lake Oswego, OR – January 24, 2013 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced fourth quarter 2012 net income of $5.7 million or $0.26 per diluted share compared to net income of $17.8 million or $0.83 per diluted share in the fourth quarter of 2011. Fourth quarter 2011 net income reflected the impact from a reversal of a deferred tax asset valuation allowance. Net income for the full year 2012 was $23.5 million or $1.08 per diluted share compared to net income of $33.8 million or $1.58 per diluted share for the full year 2011.

*This press release contains certain non-generally accepted accounting principles in the United States of America (“GAAP”) financial measures. Table 1 below shows the reconciliation of net income, pretax income, and noninterest expense to the related non-GAAP measures calculated after excluding the effects of merger-related expenses for the quarters ended December 31, 2012, and 2011, and the full years ended December 31, 2012 and 2011. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

“I am very pleased with the operating performance of the Company in 2012, especially with the progress achieved in the areas of credit quality, expense management, and new loan originations,” said Robert D. Sznewajs, President and Chief Executive Officer. “Over the past year our people have worked hard to attain this level of operating results which compares very favorably with our industry peers. The new organization after the merger with Columbia Bank will be well positioned to successfully compete in the Pacific Northwest for many years to come.”

Table 1 below shows the reconciliation of net income, pretax income, and noninterest expense to the related non-GAAP measures calculated after excluding the effects of merger-related expenses for the quarters ended December 31, 2012, and 2011, and the full years ended December 31, 2012, and 2011. Merger-related expenses were $1.2 million and $1.8 million for the fourth quarter and full year 2012, respectively.

Table 1
Reconciliation of Net Income, Pretax Income and Noninterest Expense to Non-GAAP financial measures
(Dollars in thousands)	Q4	Q4	Change	Full year	Full year	Change
	2012	2011		$12/31/2012	12/31/2011	$

Net income	$5,739	$17,762	$(12,023)	$23,506	$33,777	$(10,271)

Merger-related expenses	1,194	-	1,194	1,772	-	1,772
Less: tax benefit from merger-related expenses (1)	417	-	417	620	-	620
After-tax merger-related expenses	777	-	777	1,152	-	1,152

Net income excluding after-tax merger-related expenses (2,3)	$6,516	$17,762	$(11,246)	$24,658	$33,777	$(9,119)

Pretax income	$8,419	$116	$8,303	$35,753	$13,565	$22,188
Merger-related expenses	1,194	-	1,194	1,772	-	1,772
Pretax income excluding merger-related expenses	$9,613	$116	$9,497	$37,525	$13,565	$23,960

Noninterest expense	$20,277	$22,744	$(2,467)	$84,085	$90,875	$(6,790)
Merger-related expenses	1,194	-	1,194	1,772	-	1,772
Noninterest expense excluding merger-related expenses (3, 4)	$19,083	$22,744	$(3,661)	$82,313	$90,875	$(8,562)

(1)	Tax rate assumed to be 35%.
(2)	Net income excluding merger-related expenses is GAAP net income adjusted for the after-tax impact of merger-related expenses.
(3)	Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to the Company's operating performance as compared to prior periods.
(4)	Noninterest expense excluding merger-related expenses is used to calculate the efficiency ratio excluding merger expenses.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 2 below shows summary financial information for the quarters ended December 31, 2012, and 2011, and September 30, 2012.

Table 2
SUMMARY FINANCIAL INFORMATION

	Qtr. ended	Qtr. ended		Qtr. ended
	Dec. 31,	Dec. 31,		Sept. 30,
(Dollars and shares in thousands)	2012	2011	Change	2012	Change

Net income and performance ratios excluding after-tax merger-related expenses [1]
Net income	$6,516	$17,762	$(11,246)	$6,320	$196
Net income per diluted share	$0.30	$0.83	$(0.53)	$0.29	$0.01
Return on average assets, annualized	1.05%	2.88%	(1.83)	1.03%	0.02
Return on average equity, annualized	7.67%	23.68%	(16.01)	7.59%	0.08
Efficiency ratio[2]	65.77%	93.02%	(27.25)	68.75%	(2.98)

Net income and performance ratios
Net income	$5,739	$17,762	$(12,023)	$5,944	$(205)
Net income available to common stockholders [3]	$5,369	$16,532	$(11,163)	$5,559	$(190)
Net income per diluted share	$0.26	$0.83	$(0.57)	$0.27	$(0.01)
Book value per common share	$16.49	$15.20	$1.29	$16.32	$0.17
Return on average assets, annualized	0.93%	2.88%	(1.95)	0.97%	(0.04)
Return on average equity, annualized	6.76%	23.68%	(16.92)	7.14%	(0.38)
Efficiency ratio[2]	69.89%	93.02%	(23.13)	70.66%	(0.77)

Share and per share figures
Common shares outstanding at period end	19,293	19,298	(5)	19,290	3
Weighted average diluted shares[4]	21,727	21,175	552	21,598	129
Weighted average diluted shares-two class method [5]	20,450	19,911	539	20,344	106

[1]	These measurements exclude the after-tax impact of $.8 million of merger-related expenses; see Table 1 for a reconciliation of net income and noninterest expense to nongaap financial measures.
[2]	The efficiency ratio has been computed as noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains/losses on sales of securities.
[3]	Adjusted for the impact of allocating net income to participating instruments, which include restricted stock and Series B preferred stock.
[4]	Reflects the average dilutive impacts of Series B preferred stock (1,213), warrants (1,310), options (27), and restricted stock (64).
[5]	Reflects the calculation of diluted shares under the two-class method which includes average common (19,113), options (27), and warrants (1,310).

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Balance Sheet Overview

Fourth quarter 2012 total average loan balance of $1.48 billion declined $10 million or 1% from the preceding quarter, with declines primarily in commercial and real estate mortgage categories more than offsetting growth in commercial real estate balances. The main driver of the decline in commercial loan balances can be attributed to line utilization declining to 34% from 39% linked-quarters. Total average loans also declined 1% year over year with a decline in commercial and real estate mortgage categories being offset by growth in commercial real estate and real estate construction categories.

The yield on total average loan portfolio of 4.97% in the fourth quarter of 2012 declined 22 basis points from the corresponding quarter in 2011 and stayed substantially unchanged from the previous quarter. Past periods’ trend of higher yielding loans in the portfolio paying off or being refinanced at lower yields combined with new loan originations at current market rates continues to drive the yield on the total portfolio lower as compared to the prior year.

Table 3
AVERAGE LOANS FOR THE QUARTER
(Dollars in thousands)	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$262,773	17%	$293,583	20%	$(30,810)	-10%	$287,706	19%
Commercial real estate construction	33,534	2%	14,730	1%	18,804	128%	37,838	3%
Residential real estate construction	8,304	1%	13,613	1%	(5,309)	-39%	9,497	1%
Total real estate construction loans	41,838	3%	28,343	2%	13,495	48%	47,335	4%
Mortgage	55,980	4%	67,579	5%	(11,599)	-17%	58,393	4%
Home equity	238,462	16%	260,849	17%	(22,387)	-9%	246,330	16%
Total real estate mortgage	294,442	20%	328,428	22%	(33,986)	-10%	304,723	20%
Commercial real estate loans	872,639	59%	834,362	55%	38,277	5%	841,098	56%
Installment and other consumer loans	11,918	1%	13,721	1%	(1,803)	-13%	12,592	1%
Total loans	$1,483,610		$1,498,437		$(14,827)	-1%	$1,493,454

Yield on loans	4.97%		5.19%		(0.22)		4.98%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

The Company’s investment portfolio continues to have an unfavorable impact on its net interest margin. During 2012, the Company increased its investments in municipal securities while reducing its U.S. government agency securities portfolio. During this time, municipal securities purchases consisted principally of Oregon and Washington school district securities with State guarantees and fully amortizing mortgage-backed securities. The expected duration of the investment portfolio was approximately 3.0 years at December 31, 2012, compared to approximately 2.5 years twelve months earlier.

The fourth quarter 2012 tax equivalent yield on total cash and investment securities balances was 1.99%, a decline of 25 basis points from the same quarter in 2011, and a decline of 13 basis points on a linked-quarter basis.

Table 4
AVERAGE CASH EQUIVALENTS AND INVESTMENT SECURITIES FOR THE QUARTER
(Dollars in thousands)	Dec. 31,	Dec. 31,	Change		Sept. 30,
	2012	2011	Amount	%	2012
Cash equivalents:
Federal funds sold	$2,724	$3,184	$(460)	-14%	$2,558
Interest-bearing deposits in other banks	47,523	20,530	26,993	131%	47,242
Total cash equivalents	50,247	23,714	26,533	112%	49,800

Investment securities:
U.S. Treasury securities	200	204	(4)	-2%	200
U.S. Government agency securities	240,134	254,030	(13,896)	-5%	217,051
Corporate securities	9,020	8,854	166	2%	8,385
Mortgage-backed securities	445,488	445,422	66	0%	447,756
Obligations of state and political sub.	81,329	62,712	18,617	30%	75,717
Equity investments and other securities	11,825	12,726	(901)	-7%	11,897
Total investment securities	787,996	783,948	4,048	1%	761,006

Total cash equivalents and investment securities	$838,243	$807,662	$30,581	4%	$810,806

Tax equivalent yield on cash equivalents and investment securities (1)	1.99%	2.24%	(0.25)		2.12%

(1) Interest earned on nontaxable securities has been computed on a 35% tax equivalent basis.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Average total deposits of $1.92 billion in the fourth quarter 2012 stayed essentially unchanged from the previous quarter, as the continued growth in non-interest bearing demand deposits offset declines in money market and time deposit balances. Time deposits represented 7% of the Company’s average total deposits in the most recent quarter, a reduction from 9% during the final quarter of 2011. Year-over-year fourth quarter average total deposit balances declined $19 million or 1%, with average money market and time deposit balances declining $63 million and $47 million, respectively. Substantially offsetting these declines, non-interest bearing demand and savings deposits grew $81 million and $19 million, respectively, over the same period.

Table 5
AVERAGE DEPOSITS, BORROWINGS AND SUBORDINATED DEBENTURES FOR THE QUARTER
(Dollars in thousands)	Q4	% of	Q4	% of	Change		Q3	% of
	2012	Total	2011	Total	Amount	%	2012	Total
Demand deposits	$703,402	37%	$622,741	33%	$80,661	13%	$677,646	36%
Interest-bearing demand	366,413	19%	375,922	19%	(9,509)	-3%	365,560	19%
Total checking deposits	1,069,815	56%	998,663	52%	71,152	7%	1,043,206	55%
Savings	136,866	7%	117,619	6%	19,247	16%	132,839	7%
Money market	577,358	30%	640,247	33%	(62,889)	-10%	592,363	31%
Total non-time deposits	1,784,039	93%	1,756,529	91%	27,510	2%	1,768,408	93%
Time deposits	132,447	7%	179,288	9%	(46,841)	-26%	140,151	7%
Total deposits	$1,916,486	100%	$1,935,817	100%	$(19,331)	-1%	$1,908,559	100%

Average rate on total deposits	0.07%		0.14%		(0.07)		0.08%

Average borrowings and subordinated debentures	$178,900		$189,635		$(10,735)	-6%	$179,063

Rate on borrowings and subordinated debentures	1.43%		11.07%		(9.64)		1.45%

Fourth quarter 2012 average total checking deposit balance of $1.07 billion grew $71 million or 7% from the corresponding quarter in 2011 and represented 56% of the Company’s average total deposits in the quarter. Lower market interest rates and a continuing shift in the mix from time deposits to non-time deposits over the past year reduced the average rate paid on total deposits to 7 basis points in the most recent quarter, representing a decline of 7 basis points from the same quarter in 2011.

Capital Position and Shareholder Cash Dividend

As shown in Table 6 below, the December 31, 2012, capital position improved from year end 2011. The Company declared a shareholder dividend of $0.05 per share on December 11, 2012. The dividend will be payable on January 31, 2013, to shareholders of record on January 10, 2013.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 6
CAPITAL RATIOS

	Dec. 31,	Dec. 31,		Sept. 30,
	2012	2011	Change	2012	Change
West Coast Bancorp
Tier 1 risk-based capital ratio	20.66%	19.36%	1.30	20.45%	0.21
Total risk-based capital ratio	21.83%	20.62%	1.21	21.62%	0.21
Leverage ratio	15.60%	14.61%	0.99	15.48%	0.12

West Coast Bank
Tier 1 risk-based capital ratio	19.95%	18.66%	1.29	19.80%	0.15
Total risk-based capital ratio	21.20%	19.92%	1.28	21.06%	0.14
Leverage ratio	15.07%	14.09%	0.98	15.00%	0.07

Operating Results

As shown in Table 7 below, pretax income, excluding merger-related expenses, in the fourth quarter of 2012 was $9.6 million compared to pre-tax income of $0.1 million in the final quarter last year. The improvement was driven by higher net interest and noninterest income, with significant reductions in noninterest expense and the provision for credit losses in the most recent quarter. Net interest income in the fourth quarter of 2011 was reduced by a $4.4 million charge in conjunction with prepayments of Federal Home Loan Bank (“FHLB”) term borrowings. For sequential quarters, pretax income, excluding merger-related expenses, declined modestly due to a benefit for credit losses in the third quarter of 2011 and lower net interest and noninterest income in the most recent quarter. Noninterest expense declined 8% linked quarters. Fourth quarter 2012 net income of $6.5 million, excluding merger-related expenses, declined from $17.8 million in the final quarter of 2011, when the Company fully reversed its deferred tax asset valuation allowance. See Table 1 for reconciliation of pretax income and net income non-GAAP financial measures.

Table 7
SUMMARY INCOME STATEMENT EXCLUDING MERGER-RELATED EXPENSES
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2012	2011	$	%	2012	$	%

Net interest income	$21,435	$17,940	$3,495	19%	$21,687	$(252)	-1%
Provision (benefit) for credit losses	13	1,499	(1,486)	-99%	(593)	606	102%
Noninterest income	7,274	6,419	855	13%	8,172	(898)	-11%
Noninterest expense excluding merger-related expenses	19,083	22,744	(3,661)	-16%	20,729	(1,646)	-8%
Income before income taxes excluding merger-related expenses	9,613	116	9,497	8187%	9,723	(110)	-1%
Provision (benefit) for income taxes exluding the tax impact of merger-related expenses	3,097	(17,646)	20,743	118%	3,403	(306)	-9%
Net income excluding merger-related expenses	$6,516	$17,762	$(11,246)	-63%	$6,320	$196	3%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

As shown in Table 8 below, adjusted for the prepayment charge in the corresponding quarter in 2011, the net interest margin of 3.72% declined 16 basis points year over year fourth quarter. The decline in the net interest margin was a result of declining yield on the investment and loan portfolios only partially offset by lower rates on interest bearing deposits and FHLB borrowings. The same factors reduced the net interest margin 8 basis points on a linked-quarter basis.

Table 8
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q4	Q4		Q3
	2012	2011	Change	2012	Change
Yield on average interest-earning assets	3.89%	4.16%	(0.27)	3.97%	(0.08)
Rate on average interest-bearing liabilities [1]	0.28%	1.58%	(1.30)	0.29%	(0.01)
Net interest spread	3.61%	2.58%	1.03	3.68%	(0.07)
Net interest margin	3.72%	3.13%	0.59	3.80%	(0.08)

Impact of FHLB prepayment premium in Q4 2011	-	-0.75%	0.75	-	-
Net interest margin excluding FHLB prepayment premium	3.72%	3.88%	(0.16)	3.80%	(0.08)

[1]	The fourth quarter 2011 rate on average interest-bearing liabilities includes 75 basis points of expense asociated with the prepayment of FHLB borrowings.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

As shown in Table 9 below, fourth quarter 2012 total noninterest income of $7.3 million increased $0.9 million or 13% from the same quarter in 2011. The increase was principally attributed to a $1.2 million decrease in Other Real Estate Owned (“OREO”) valuation adjustments. On a linked-quarter basis, noninterest income declined $0.9 million with reductions across all major categories.

Table 9
NONINTEREST INCOME
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2012	2011	$	%	2012	$	%
Noninterest income
Service charges on deposit accounts	$2,769	$3,005	$(236)	-8%	$3,017	$(248)	-8%
Payment systems-related revenue	3,016	3,081	(65)	-2%	3,073	(57)	-2%
Trust and investment services revenues	1,077	1,114	(37)	-3%	1,231	(154)	-13%
Gains on sales of loans	346	300	46	15%	492	(146)	-30%
Gains on sales of securities	-	192	(192)	-100%	-	-	0%
Other-than-temporary impairment losses	-	-	-	0%	-	-	0%
Other	818	708	110	16%	816	2	0%
Total	8,026	8,400	(374)	-4%	8,629	(603)	-7%

OREO gains (losses) on sale	35	(57)	92	161%	29	6	21%
OREO valuation adjustments	(787)	(1,924)	1,137	59%	(486)	(301)	-62%
Total net loss on OREO	(752)	(1,981)	1,229	62%	(457)	(295)	-65%

Total noninterest income	$7,274	$6,419	$855	13%	$8,172	$(898)	-11%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

As shown in Table 10 below, the Company’s fourth quarter 2012 total noninterest expense was $20.3 million. Excluding merger-related expenses, total noninterest expense fell $3.6 million or 16% from the fourth quarter in 2011, which included $1 million in cost reduction related expenses. As a result of cost-savings initiatives implemented over the past eighteen months, expenses declined in all categories. On a linked-quarter basis, total noninterest expenses, excluding merger-related expenses, declined $1.6 million or 8%, with reductions across all categories except for occupancy expense. See Table 1 for reconciliation to GAAP measure. Fourth quarter 2012 merger-related expenses were comprised primarily of professional fees.

Table 10
NONINTEREST EXPENSE
(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2012	2011	$	%	2012	$	%
Noninterest expense
Salaries and employee benefits	$10,685	$12,614	$(1,929)	-15%	$11,499	$(814)	-7%
Equipment	1,467	1,560	(93)	-6%	1,480	(13)	-1%
Occupancy	2,084	2,162	(78)	-4%	1,901	183	10%
Payment systems-related expense	1,059	1,265	(206)	-16%	1,148	(89)	-8%
Professional fees	468	1,122	(654)	-58%	777	(309)	-40%
Postage, printing and office supplies	627	821	(194)	-24%	735	(108)	-15%
Marketing	498	659	(161)	-24%	520	(22)	-4%
Communications	394	395	(1)	0%	411	(17)	-4%
Other noninterest expense	1,801	2,146	(345)	-16%	2,258	(457)	-20%
Total noninterest expense excluding merger-related expenses	$19,083	$22,744	$(3,661)	-16%	$20,729	$(1,646)	-8%

Merger-related expenses	1,194	-	1,194	0%	578	616	107%
Total noninterest expense	$20,277	$22,744	$(2,467)	-11%	$21,307	$(1,030)	-5%

Income Taxes

In the fourth quarter of 2012, the provision for income taxes was $2.7 million compared to a benefit for income taxes of $17.6 million in the final quarter of 2011 when the Company fully reversed its deferred tax asset valuation. The fourth quarter 2012 provision for income taxes was the result of an effective tax rate of 34.3% on pretax income for the full year.

Credit Quality

The Company’s provision for credit losses was modest in the fourth quarter 2012 compared to a provision for credit losses of $1.5 million in the same quarter last year, and a benefit for credit losses of $0.6 million in the third quarter of 2012. Net charge-offs in the final quarter of 2012 were $2.0 million or .53% of average loans on an annualized basis, representing a decline from $2.5 million or .67% in the same quarter of 2011, and an increase from $1.0 million or .27% in the prior quarter. See Table 11 below for further details by loan category.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGE-OFFS
		Charge-offs as		Charge-offs as		Charge-offs as
		a % of average		a % of average		a % of average
(Dollars in thousands)	Q4	loan balance	Q4	loan balance	Q3	loan balance
	2012	annualized	2011	annualized	2012	annualized
Allowance for credit losses, beginning of period	$32,288		$37,016		$33,900
Total provision (benefit) for credit losses	13		1,499		(593)
Loan net charge-offs:
Commercial	802	1.21%	292	0.39%	102	0.14%
Commercial real estate construction	(2)	-0.02%	48	1.29%	148	1.56%
Residential real estate construction	350	16.77%	140	4.08%	(4)	-0.17%
Total real estate construction	348	3.31%	188	2.63%	144	1.21%
Mortgage	119	0.85%	177	1.04%	101	0.69%
Home equity	212	0.35%	723	1.10%	373	0.60%
Total real estate mortgage	331	0.45%	900	1.09%	474	0.62%
Commercial real estate	150	0.07%	812	0.39%	126	0.06%
Installment and consumer	249	8.31%	119	3.44%	48	1.52%
Overdraft	104	0.00%	221	0.00%	125	0.00%
Total loan net charge-offs	1,984	0.53%	2,532	0.67%	1,019	0.27%

Total allowance for credit losses	$30,317		$35,983		$32,288
Components of allowance for credit losses:
Allowance for loan losses	$29,448		$35,212		$31,457
Reserve for unfunded commitments	869		771		831
Total allowance for credit losses	$30,317		$35,983		$32,288

Net loan charge-offs to average loans (annualized)	0.53%		0.67%		0.27%
Allowance for loan losses to total loans	1.97%		2.35%		2.11%
Allowance for credit losses to total loans	2.03%		2.40%		2.17%
Allowance for loan losses to nonperforming loans	117%		87%		97%
Allowance for credit losses to nonperforming loans	121%		89%		100%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

The allowance for credit losses was $30.3 million or 2.03% of total loans at December 31, 2012, compared to an allowance for credit losses of $36.0 million or 2.40% of total loans a year earlier, and $32.3 million or 2.17% at September 30, 2012. The decline in the allowance for credit losses and the allowance relative to total loans over both periods reflected the improving trend in the overall risk profile of the loan portfolio as evidenced by lower charge off activity and a positive risk rating migration within the loan portfolio. The year-end 2012 allowance for credit losses relative to nonperforming loans increased to 121% from 89% twelve months earlier. The Company’s estimate of the allowance for credit losses will continue to be closely correlated to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

Total nonperforming assets at December 31, 2012, were $41.2 million or 1.66% of total assets, which represented a 42% reduction from $71.4 million or 2.94% of total assets a year ago, and a decline of 24% from $54.3 million or 2.19% of total assets at the end of the third quarter 2012.

December 31, 2012, total nonaccrual loans declined 38% to $25.1 million from $40.6 million a year earlier.

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011
Loans on nonaccrual status:
Commercial	$4,313	$6,643	$6,199	$6,482	$7,750
Real estate construction:
Commercial real estate construction	-	1,650	3,750	3,749	3,750
Residential real estate construction	1,336	1,851	1,936	1,981	2,073
Total real estate construction	1,336	3,501	5,686	5,730	5,823
Real estate mortgage:
Mortgage	5,994	6,170	7,044	10,744	9,624
Home equity	3,782	2,845	2,239	2,528	2,325
Total real estate mortgage	9,776	9,015	9,283	13,272	11,949
Commercial real estate	9,659	13,248	12,384	16,648	15,070
Installment and consumer	-	-	-	1	5
Total nonaccrual loans	25,084	32,407	33,552	42,133	40,597
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	25,084	32,407	33,552	42,133	40,597

Other real estate owned, net	16,112	21,939	25,726	27,525	30,823
Total nonperforming assets	$41,196	$54,346	$59,278	$69,658	$71,420

Nonperforming loans to total loans	1.68%	2.17%	2.24%	2.86%	2.70%
Nonperforming assets to total assets	1.66%	2.19%	2.46%	2.89%	2.94%

Total delinquent loans 30-89 days past due	$2,662	$2,963	$3,422	$4,095	$4,273
Delinquent loans to total loans	0.18%	0.20%	0.23%	0.28%	0.28%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

As indicated in Table 13 below, during the most recent quarter the Company disposed of 27 OREO properties with a book value of $5.3 million and recorded OREO valuation adjustments totaling $0.8 million. As a result, the Company reduced its OREO balance by $5.8 million to $16.1 million at December 31, 2012, representing a 27% net reduction in total OREO during the quarter. The remaining OREO balance at quarter end reflected write-downs of 63% from original loan principal. Income-producing properties represented the largest balance in the OREO portfolio at December 31, 2012, followed by land and homes, substantially all of which are located within the Company’s footprint.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q4 2012		Q4 2011		Q3 2012
	Amount	#	Amount	#	Amount	#
Beginning balance	$21,939	218	$30,234	308	$25,726	244
Additions to OREO	259	1	9,241	15	487	3
Dispositions of OREO	(5,299)	(27)	(6,728)	(59)	(3,788)	(29)
OREO valuation adjustment	(787)	-	(1,924)	-	(486)	-
Ending balance	$16,112	192	$30,823	264	$21,939	218

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
	Dec. 31, 2012		Dec. 31, 2011		Sept. 30, 2012
(Dollars in thousands)		# of				# of
	Amount	properties	Amount	properties	Amount	properties
Income-producing properties	$3,821	8	$10,282	15	$7,749	11
Land	3,575	12	5,049	16	4,104	13
Homes	2,927	12	6,008	17	3,518	14
Residential site developments	2,391	103	3,506	146	2,736	114
Multifamily	1,570	20	428	4	1,570	20
Lots	1,478	31	2,932	51	1,912	40
Commercial site developments	350	6	366	6	350	6
Condominiums	-	-	2,252	9	-	-
Total	$16,112	192	$30,823	264	$21,939	218

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Other

As announced on January 8, 2013, the Company will not hold a conference call in conjunction with today’s release of fourth quarter and full-year 2012 results due to the Company's previously announced Agreement and Plan of Merger with Columbia Banking System, Inc.

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.5 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 58 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services.  For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “projects,” “anticipates,” or "will," or other words of similar meaning, and specifically include in this release all statements regarding the expected future benefits of our ongoing cost-cutting initiatives. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) cost reduction initiatives, (iii) any failure to satisfy the conditions to our proposed merger with Columbia Banking System, Inc., including receipt of regulatory and shareholder approvals, and (iv) risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, including under the heading "Forward Looking Statement Disclosure" and in the section "Risk Factors” in each report.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 15
INCOME STATEMENT
(Dollars and shares in thousands)	Q4	Q4	Change		Q3	Full Year
	2012	2011	$	%	2012	2012	2011
Net interest income
Interest and fees on loans	$18,525	$19,647	$(1,122)	-6%	$18,706	$75,139	$80,237
Interest on investment securities	3,867	4,266	(399)	-9%	3,985	16,061	18,251
Other interest income	32	19	13	68%	35	124	187
Total interest income	22,424	23,932	(1,508)	-6%	22,726	91,324	98,675
Interest expense on deposit accounts	346	702	(356)	-51%	385	1,739	4,973
Interest on borrowings and subordinated deb.	643	925	(282)	-30%	654	2,557	5,808
Borrowings prepayment charge	-	4,365	(4,365)	-100%	-	-	7,140
Total interest expense	989	5,992	(5,003)	-83%	1,039	4,296	17,921
Net interest income	21,435	17,940	3,495	19%	21,687	87,028	80,754

Provision (benefit) for credit losses	13	1,499	(1,486)	-99%	(593)	(983)	8,133

Noninterest income
Service charges on deposit accounts	2,769	3,005	(236)	-8%	3,017	11,816	13,353
Payment systems-related revenue	3,016	3,081	(65)	-2%	3,073	12,246	12,381
Trust and investment services revenues	1,077	1,114	(37)	-3%	1,231	4,700	4,503
Gains on sales of loans	346	300	46	15%	492	2,295	1,335
Net OREO valuation adjustments and gains (losses) on sales	(752)	(1,981)	1,229	62%	(457)	(2,813)	(3,236)
Other-than-temporary impairment losses	-	-	-	-	-	(49)	(179)
Gain on sales of securities	-	192	(192)	-100%	-	375	713
Other	818	708	110	16%	816	3,257	2,949
Total noninterest income	7,274	6,419	855	13%	8,172	31,827	31,819
Noninterest expense
Salaries and employee benefits	10,685	12,614	(1,929)	-15%	11,499	45,743	48,587
Equipment	1,467	1,560	(93)	-6%	1,480	6,193	6,113
Occupancy	2,084	2,162	(78)	-4%	1,901	8,179	8,674
Payment systems-related expense	1,059	1,265	(206)	-16%	1,148	4,401	5,141
Professional fees	468	1,122	(654)	-58%	777	3,416	4,118
Postage, printing and office supplies	627	821	(194)	-24%	735	2,910	3,265
Marketing	498	659	(161)	-24%	520	1,585	3,003
Communications	394	395 (1)		0%	411	1,604	1,549
Merger-related expenses	1,194	-	1,194	0%	578	1,772	-
Other noninterest expense	1,801	2,146	(345)	-16%	2,258	8,282	10,425
Total noninterest expense	20,277	22,744	(2,467)	-11%	21,307	84,085	90,875
Income before income taxes	8,419	116	8,303	7158%	9,145	35,753	13,565
Provision (benefit) for income taxes	2,680	(17,646)	20,326	115%	3,201	12,247	(20,212)
Net income	$5,739	$17,762	$(12,023)	-68%	$5,944	$23,506	$33,777

Net income per share:
Basic	$0.28	$0.87	$(0.59)		$0.29	$1.15	$1.65
Diluted	$0.26	$0.83	$(0.57)		$0.27	$1.08	$1.58
Weighted average common shares	19,113	19,032	81		19,110	19,086	19,007
Weighted average diluted shares	20,450	19,911	539		20,344	20,286	19,940

Tax equivalent net interest income	$21,739	$18,223	$3,516		$21,982	$88,165	$81,870
Return on average assets	0.93%	2.88%	-1.95%		0.97%	0.97%	1.37%
Return on average equity	6.76%	23.68%	-16.92%		7.14%	7.18%	11.79%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 16
BALANCE SHEETS
(Dollars in thousands)	Dec. 31,	Dec. 31,	Change		Sept. 30,
	2012	2011	$	%	2012
Assets:
Cash and due from banks	$70,119	$59,955	$10,164	17%	$53,026
Federal funds sold	4,059	4,758	(699)	-15%	3,426
Interest-bearing deposits in other banks	63,433	27,514	35,919	131%	44,883
Total cash and cash equivalents	137,611	92,227	45,384	49%	101,335
Investment securities	772,109	729,844	42,265	6%	792,657
Loans	1,494,929	1,501,301	(6,372)	0%	1,490,767
Allowance for loan losses	(29,448)	(35,212)	5,764	16%	(31,457)
Loans, net	1,465,481	1,466,089	(608)	0%	1,459,310
Total interest-earning assets	2,334,530	2,267,446	67,084	3%	2,331,733
OREO, net	16,112	30,823	(14,711)	-48%	21,939
Other assets	96,867	110,904	(14,037)	-13%	100,739
Total assets	$2,488,180	$2,429,887	$58,293	2%	$2,475,980

Liabilities and Stockholders' Equity:
Demand	$712,285	$621,962	$90,323	15%	$704,810
Savings and interest-bearing demand	524,031	495,117	28,914	6%	499,934
Money market	569,043	625,373	(56,330)	-9%	588,635
Time deposits	130,641	173,117	(42,476)	-25%	135,913
Total deposits	1,936,000	1,915,569	20,431	1%	1,929,292
Borrowings and subordinated debentures	178,900	171,000	7,900	5%	178,900
Reserve for unfunded commitments	869	771	98	13%	831
Other liabilities	33,191	28,068	5,123	18%	30,961
Total liabilities	2,148,960	2,115,408	33,552	2%	2,139,984
Stockholders' equity	339,220	314,479	24,741	8%	335,996
Total liabilities and stockholders' equity	$2,488,180	$2,429,887	$58,293	2%	$2,475,980

WEST COAST BANCORP REPORTS FOURTH QUARTER 2012 RESULTS

January 24, 2013

Table 17
PERIOD END LOANS
(Dollars in thousands)	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$259,333	17%	$299,766	20%	$(40,433)	-13%	$286,134	19%
Commercial real estate construction	25,191	2%	17,438	1%	7,753	44%	39,100	3%
Residential real estate construction	7,792	1%	12,724	1%	(4,932)	-39%	8,306	1%
Total real estate construction loans	32,983	3%	30,162	2%	2,821	9%	47,406	4%
Mortgage	54,960	4%	66,610	5%	(11,650)	-17%	56,548	4%
Home equity	233,516	16%	258,384	17%	(24,868)	-10%	244,683	16%
Total real estate mortgage	288,476	20%	324,994	22%	(36,518)	-11%	301,231	20%
Commercial real estate loans	901,817	59%	832,767	55%	69,050	8%	843,836	56%
Installment and other consumer loans	12,320	1%	13,612	1%	(1,292)	-9%	12,160	1%
Total loans	$1,494,929		$1,501,301		$(6,372)	0%	$1,490,767

Table 18
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q4	Q4	Q3	Year to date
	2012	2011	2012	2012	2011
Cash and due from banks	$53,144	$53,829	$51,697	$51,435	$52,258
Federal funds sold	2,724	3,184	2,558	2,610	3,796
Interest-bearing deposits in other banks	47,523	20,530	47,242	43,859	67,332
Total cash and cash equivalents	103,391	77,543	101,497	97,904	123,386
Investment securities	787,996	783,948	761,006	746,233	734,893
Total loans	1,483,610	1,498,437	1,493,454	1,484,724	1,516,409
Allowance for loan losses	(30,670)	(36,101)	(32,794)	(33,096)	(38,456)
Loans, net	1,452,940	1,462,336	1,460,660	1,451,628	1,477,953
Total interest earning assets	2,321,854	2,309,396	2,304,261	2,277,955	2,324,016
Other assets	114,143	122,493	118,879	122,863	124,562
Total assets	$2,458,470	$2,446,320	$2,442,042	$2,418,628	$2,460,794

Demand	$703,402	$622,741	$677,646	$647,323	$592,630
Savings and interest-bearing demand	503,280	493,541	498,399	498,649	474,719
Money market	577,358	640,247	592,363	597,376	654,329
Time deposits	132,446	179,288	140,151	147,713	217,149
Total deposits	1,916,486	1,935,817	1,908,559	1,891,061	1,938,827
Borrowings and subordinated debentures	178,900	189,635	179,063	176,939	212,237
Total interest bearing liabilities	1,391,984	1,502,711	1,409,976	1,420,677	1,558,434
Other liabilities	25,162	23,245	23,063	23,108	23,332
Stockholders' equity	337,922	297,623	331,357	327,520	286,398
Total liabilities and stockholders' equity	$2,458,470	$2,446,320	$2,442,042	$2,418,628	$2,460,794